Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), by and between LifeStance Health Group, Inc. (the “Company”), a Delaware corporation with its principal place of business in Scottsdale, Arizona, and David Bourdon (the “Executive”), is entered into effective March 3, 2025 (the “Amendment Effective Date”) and amends the Employment Agreement, dated November 2, 2022, between the Company and the Executive (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

W I T N E S S E T H

WHEREAS, the Company and the Executive previously entered into the Agreement;

WHEREAS, Section 20 of the Agreement provides that the Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company; and

WHEREAS, the Company desires to continue to employ the Executive and, effective as of the Amendment Effective Date, to promote the Executive to the position of Chief Executive Officer, and the Executive desires to accept such continued employment, subject to the terms and conditions set forth in the Agreement, as amended by this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended effective as of the Amendment Effective Date as set forth in this Amendment:

1.
Amendment. The Agreement is hereby amended as follows, effective as of the Amendment Effective Date:
(a)
Section 3(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“The Executive shall serve the Company as its Chief Executive Officer, reporting directly to the Board of Directors of the Company (the ‘Board of Directors’). In addition, and without further compensation, the Executive shall serve as a member of the Board of Directors and as a director and/or officer of one or more of the Company’s Affiliates (as hereinafter defined), in each case if so elected or appointed from time to time.”

(b)
The reference to “the CEO” in Section 3(b) of the Agreement shall be deleted and replaced with a reference to “the Board of Directors or its designee”.
(c)
The Base Salary shall be $700,000.
(d)
The target bonus amount referenced in Section 4(b) of the Agreement shall be one hundred percent (100%) of the Executive’s then current Base Salary. For the fiscal year in which the Amendment Effective Date occurs, the annual bonus referenced in Section 4(b) of the Agreement shall be calculated on a blended basis, based on the Executive’s target bonus and Base Salary before and after the Amendment Effective Date and the portion of the fiscal year that the applicable target bonus and Base Salary were in effect.
(e)
The reference to “the CEO” in Section 5(c)(ii) of the Agreement shall be deleted.
(f)
Each reference to “the Board of Directors” in Section 5(c)(iii) and Section 5(d) of the Agreement shall be deleted and replaced with a reference to “the Board of Directors (excluding the Executive)” in each place where it appears.
(g)
The reference to “the CEO” in Section 5(d)(i) of the Agreement shall be deleted and replaced with a reference to “the Board of Directors”.
(h)
Section 5(e) of the Agreement shall be amended such that the Board of Directors, rather than the Company, may elect to waive the period of notice, or any portion thereof.
(i)
Section 5(f)(i) of the Agreement shall be deleted in its entirety and replaced with the following:

“significant diminution in the nature or scope of the Executive’s responsibilities, duties or authority (including, without limitation, a diminution due to the Board of Directors having hired another senior executive officer to whom the Executive is requested by the Board of Directors to report, and any change in the Executive’s reporting relationship such that he no longer reports directly to the Board of Directors or any change in the Executive’s responsibilities, duties or authority as a result of a Change in Control (as defined in the Severance Policy) involving a strategic or non-strategic acquiror as a result of which the Company’s common stock ceases to be publicly-traded) without the Executive’s consent; provided, however, that the Company’s failure to continue the Executive’s appointment or election as a member of the Board of Directors or as a director or officer of any of its Affiliates and/or any diminution of the business of the Company or any of its Affiliates shall not constitute Good Reason;”

2.
Affirmation. This Amendment is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified herein, the Agreement shall continue in full force and effect in accordance with all of the terms and conditions thereof.
3.
Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.
4.
Miscellaneous. This Amendment shall inure to the benefit of, and be binding upon, the Executive, the Company and their respective successors and assigns. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

[Signature page follows immediately.]

IN WITNESS WHEREOF, this Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:	LIFESTANCE HEALTH GROUP, INC.
/s/ David Bourdon	By:	/s/ Ryan Pardo
David Bourdon	Name:	Ryan Pardo
	Title:	Chief Legal Officer, Vice President and Secretary

[Signature Page to First Amendment to Employment Agreement]